BYLAWS

OF

PET ECOLOGY BRANDS, INC.

TABLE OF CONTENTS
OF BYLAWS OF
PET ECOLOGY BRANDS, INC.

ARTICLE I - OFFICES

1.            General Officers

2.            Registered Office and Registered Agent

ARTICLE II - SHAREHOLDERS

1.            Annual Meeting

2.            Special Meeting

3.            Place of Meeting

4.            Notice of Meeting

5.            Voting List

6.            Quorum of Shareholders and Majority Vote

7.            Voting of Shares

8.            Method of Voting

9.            Procedure

 10.              Action without Meeting

ARTICLE III - DIRECTORS

1.            Management

2.            Number; Qualification, Election; and Term of Office

3.            Change in Number

i

4.            Removal

5.            Vacancies

6.            Election of Directors

7.            Quorum of Directors

8.            Place of Meetings

9.            First Meetings

                10.         Regular Meetings

                11.         Special Meetings

12.              No Statement or Purpose of Meeting Required

13.              Compensation

14.              Procedure

15.              Action without Meeting

16.              Presumption of Assent

ARTICLE IV - EXECUTIVE COMMITTEE

1.            Designation

2.            Number; Qualification; Term

3.            Authority

4.            Change in Number

5.            Removal

6.            Vacancies

7.            Meetings

8.            Quorum; Majority Vote

9.            Procedure

               10.           Action without Meeting

11.           Responsibility

ARTICLE V - TELEPHONE MEETINGS - SHAREHOLDERS, BOARD OF DIRECTORS   OR MEMBERS OF ANY COMMITTEE

1.            Telephonic, etc. Meetings

ARTICLE VI - OFFICERS

1.            Number

2.            Election and Term of Office

3.            Removal

4.            Vacancies

5.            Authority

6.            Compensation

7.            President

8.            Vice President

9.            Secretary

10.           Assistant Secretary

11.            Treasurer

12.            Assistant Treasurer

  13.               Securities of other Corporations

ARTICLE VII - CERTIFICATES AND SHAREHOLDERS

1.            Certificates

2.            Issuance

3.            Payment for Shares

4.            Lost, Stolen or Destroyed Certificates

5.            Registration of Transfer

6.            Registered Owner

7.	Preemptive Rights

ARTICLE VIII - NOTICE

1.            Method

2.            Waiver

ARTICLE IX - DIVIDENDS AND RESERVES

1.            Declaration and Payment of Dividends

2.            Contingent Reserves

ARTICLE X - CONTRACTS, CHECKS AND DEPOSITS

1.            Contracts

2.            Checks, Drafts, etc.

3.            Deposits

ARTICLE XI - MISCELLANEOUS

1.            Record Dates and Closing of Transfer Books

2.            Fiscal Year

3.            Seal

4.            Books and Records

5.            Indemnification

6.            Interested Directors and Officers

7.            Resignation

8.            Invalid Provisions

9.            Table of Contents; Headings

10.            Amendment of Bylaws

v

BYLAWS OF
PET ECOLOGY BRANDS, INC.

ARTICLE I
OFFICES

1.            General Offices.  The principal office of the Corporation in the State of Texas shall be located in the City of Dallas, County of Dallas.  The Corporation may have such other offices, either within or without the State of Texas, as the Board of Directors may determine or as the affairs of the Corporation may require from time to time.

2.            Registered Office and Registered Agent.  The Corporation shall have and continuously maintain in the State of Texas a registered office, and a registered agent, whose office is identical with such registered office, as required by the laws of the State of Texas.  The registered office in the State of Texas, and the registered agent and/or the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II
SHAREHOLDERS

1.            Annual Meeting.  The annual meeting of the shareholders shall be held annually on such date and at such time and place as shall be designated from time to time by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday in the State of Texas, such meeting shall be held on the next succeeding business day.

2.            Special Meeting.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation of the Corporation, or by these Bylaws, may be called by the President, the Board of Directors, or the holders of not less than twenty-five percent (25%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

3.            Place of Meeting.  Meetings of shareholders for any purpose may be held at such time and place within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.  The Board of Directors may designate the place of meeting provided that if no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Texas.

4.            Notice of Meeting.  Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

5.            Voting List.  The officer or agent having charge of the Corporation's stock transfer books shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and number of voting shares held by each.  For a period of ten (10) days prior to such meeting, such list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.  Notwithstanding the foregoing, failure to comply with the requirements of this provision shall not affect the validity of any action taken at such meeting.

6.            Quorum of Shareholders and Majority Vote.  The holders of a majority of the shares of the Corporation entitle to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholder's meeting, unless the vote of a greater number is required by law, the Articles of Incorporation or these Bylaws.  If a quorum is not present or represented at any meeting of shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented.  At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  The shareholders present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough shareholders to leave less than a quorum.

7.            Voting of Shares.

a.            Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the Articles of Incorporation provide for more or less that one vote per share or limit or deny voting rights to the holders of the shares of any class or series to the extent permitted by the Texas Business Organizations Code.

b.            Treasury shares, shares of the Corporation's stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of its own stock held by the Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

c.            A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

d.            At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for each director to be elected and for whose election he has a right to vote. Cumulative voting is expressly prohibited by the Articles of Incorporation, and a shareholder may not cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

e.            Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may authorize or, as the board of directors of such corporation may authorize or, as the board of directors of such corporation may determine.

f.            Shares held by an administrator, executor, guardian, or conservator may be voted by him so long as such shares forming part of an estate are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

g.            Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

h.            A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

8.            Method of Voting.  Voting on any question or in any election may be voice or show of hands unless the presiding officer shall order or any shareholder shall demand that voting be by written ballot.

9.            Procedure.  The minutes of the proceedings of the shareholders shall be placed in the minute book of the Corporation.

10.            Action Without Meeting.  Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders which are entitled to vote with respect to the subject matter and which own the number of shares of the Corporation of record which are required by statute (or these Bylaws if a greater vote is required) to approve the action being taken; such consent shall have the same force and effect as a vote of the shareholders at a meeting of the shareholders, and may be stated as such in any articles or documents filed with the Secretary of State.  The signed consent or a signed copy will be placed in the minute book, with other minutes of the shareholders' proceedings.

ARTICLE III
DIRECTORS

1.            Management.  The business and affairs of the Corporation shall be managed by the Board of Directors.  The Board of Directors may exercise all powers of the Corporation and do all lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

2. Number; Qualification; Election; and Term of Office.   The Board of Directors shall consist of one or more members, none of whom need to be shareholders of the Corporation or residents of the State of Texas.  The directors shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified.

  3.               Change in Number.  The number of directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.  Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

4.            Removal.  Any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares present in person or by proxy at such meeting and entitled to vote for the election of such director, at any meeting of shareholders if notice of intention to act upon such matters shall have been given in the notice calling such meeting.  If cumulative voting is permitted and less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or if there be classes of directors, at an election of the class of directors of which he is a part.

5.            Vacancies.  Any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise) may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  In the absence of director action, such vacancy may be filled by shareholder vote in the manner prescribed herein for election of directors.

6.            Election of Directors.  Directors shall be elected by plurality vote.  Cumulative voting shall not be permitted.

7.            Quorum of Directors.  A majority of the number of directors shall constitute a quorum for the transaction of business.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise specifically required by law or the Articles of Incorporation or these Bylaws.  Directors present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough directors to leave less than a quorum.

8.            Place of Meetings.  Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

9.            First Meetings.  The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent the directors then elected and serving change such time or place.

10.            Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors.

   11.               Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the President or any two directors.  Notice of the call of a special meeting shall be in writing and delivered to each of the directors not later than during the third day immediately preceding the day for which such a meeting is called.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

12.               No Statement or Purpose of Meeting Required.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

13.               Compensation.  By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at such meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of the Executive Committee or of special standing committees may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

14.               Procedure.  The Board of Directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

15.               Action Without Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be.   Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State.  The signed consent or a signed copy will be placed in the minute book with other minutes of the directors' proceedings.

16.               Presumption of Assent.  A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV
EXECUTIVE COMMITTEE

1.            Designation.  The Board of Directors may, by resolution adopted by a majority of the whole Board, designate from among its members an Executive Committee and one or more other committees including an Audit and Compensation Committee each of which shall have and may exercise the authority set forth in such resolution.

2.            Number; Qualification; Term.  The Executive Committee shall consist of one or more directors.  The Executive Committee shall serve at the pleasure of the Board of Directors.

            3.            Authority.  The Executive Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, including authority over the use of the corporate seal.  However, the Executive Committee shall not have the authority of the Board of Directors in reference to:

a.            Amending the Articles of Incorporation;
b.            Approving a plan of merger or consolidation;
c.            Recommending to the shareholders the sale, lease or exchange of allor substantially all of the property and assets of the Corporationotherwise than in the usual and regular course of its business;
d.            Recommending to the shareholders a voluntary dissolution of theCorporation or a revocation thereof;
e.            Amending, altering, or repealing these Bylaws or adopting newBylaws;
f.            Filling vacancies in or removing members of the Board of Directors orof any committee appointed by the Board of Directors;
g.            Electing or removing officers or members of any such committee;
h.            Fixing the compensation of any member of such committee;
i.            Altering or repealing any resolution of the Board of Directors whichby its terms provides that it shall not be so amendable or repealable;
j.            Declaring a dividend; or,
k.            Authorizing the issuance of shares of the Corporation.

4.            Change in Number.  The number of Executive Committee members may be increased or decreased from time to time by resolution adopted by a majority of the whole Board of Directors.

5.            Removal.  Any member of the Executive Committee may be removed by the Board of Directors by the affirmative vote of a majority of the whole Board of Directors, with or without cause.

6.            Vacancies.  A vacancy occurring in the Executive Committee (by death, resignation, removal, or otherwise) may be filled by the Board of Directors in the manner provided for original designation.

7.            Meetings.  Time, place and notice (if any) of Executive Committee meetings shall be determined by the Executive Committee.

8.            Quorum; Majority Vote.  At meetings of the Executive Committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business.  The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Executive Committee, except as otherwise specifically provided by statute, the Articles of Incorporation, or these Bylaws.  If a quorum is not present at a meeting of the Executive Committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

9.            Procedure.  The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.  The minutes of the proceedings of the Executive Committee shall be placed in the minute book of the Corporation.

10.               Action without Meeting.  Any action required or permitted to be taken at a meeting of the Executive Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Executive Committee.  Such consent shall have the same force and effect as a unanimous vote at a meeting.  The signed consent, or a signed copy, shall be placed in the minute book.

11.               Responsibility.  The designation of an Executive Committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

ARTICLE V
TELEPHONE MEETINGS - SHAREHOLDERS, BOARD OF
DIRECTORS OR MEMBERS OF ANY COMMITTEE

1.            Telephonic, etc. Meetings.  Subject to the provisions required or permitted by law for notice of meetings, unless otherwise restricted by the Articles of Incorporation or these Bylaws, shareholders, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of such shareholders, Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VI
OFFICERS

1.            Number.  The officers of the Corporation shall consist of a chairman, a president, one or more vice presidents (the number thereof to be determined by the Board of Directors), a secretary, and a treasurer, each of whom shall be elected by the Board of Directors.  Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors.  Any two or more offices may be held by the same person.

2.            Election and Term of Office.  The officers of the Corporation shall be elected or appointed by the Board of Directors at any meeting and shall hold office for such term as the Board of Directors may from time to time determine.  No officer need be a shareholder, a director or a resident of Texas.  Each officer shall hold office until his death or until he shall resign or shall have been removed in the manner hereinafter provided, or until his successor shall have been fully elected and shall have qualified.

3.            Removal.  Any officer or agent or member of any committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights.

4.            Vacancies.  Any vacancy occurring in any office of the Corporation, or any committee appointed by the Board of Directors (by death, resignation, removal or otherwise) may be filled by the Board of Directors.

5.            Authority.  Officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

6.            Compensation.  The compensation of officers, agents and committee members shall be fixed from time to time by the Board of Directors in such amounts as the directors shall determine.  No officer or committee member shall be prevented from receiving such compensation because he is also a director of the Corporation.

7.            Chairman ofthe Board. The Chairman of the Board, if elected by the Board of Directors, shall preside at all meetings of the stockholders and of the Board of Directors.

8.            President. The President shall be the Chief Executive Officer of the Corporation and shall, , shall be the Chief Executive Officer of the Company and shall, in general, supervise and control all of the business and affairs of the Corporation, with all such powers as shall be reasonably incident to such responsibilities. Such officer may sign all certificates for shares of stock of the Corporation. If the Board of Directors has not elected a Chairman of the Board or in the absence or inability to act of the Chairman of the Board, the President shall exercise all the powers and discharge all the duties of the Chairman of the Board.

9.            Senior Vice-President. The Senior Vice President shall  serve as the Chief Operating Officer of the Corporation and shall, in general, supervise and control the management of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities.

10.            Vice President(s). Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board,  the President or the Senior Vice-President.

11.            Treasurer. The Treasurer serve as the Corporation’s Chief Financial Officer and shall have custody of the Corporation’s funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the President, or Senior-Vice President.

12            AssistantTreasurers. Each Assistant Treasurer shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board,  the President or Senior Vice-President. The Assistant Treasurers (in the order of their seniority as determined by the Board of Directors or, in the absence of such a determination, as determined by the length ,of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer’s absence or inability to act.

   13.        Secretary. Except as otherwise provided in these Bylaws, the Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders in books provided for that purpose, and shall attend to the giving and service of all notices. The Secretary may sign with the Chairman of the Board or the President, certificates for shares of stock in the Corporation, and, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. The Secretary shall have general charge of the corporate records and the stock transfer books of the Corporation and shall keep at the principal office of the Corporation the original or a copy of these By Laws, as amended or otherwise altered to date and keep an original or a copy of the Articles of Incorporation of the Corporation and any amendments thereto  and keep, at the principal office of the Corporation or another place that the Board of Directors may order, a book of minutes of all meetings of its Directors and shareholders, executive committee, and other committees. The minutes will show the time and place of the meeting, whether regular or special, and if special, how authorized, the notice given, the names of those present at Directors' meetings, the number of shares or members present or represented at shareholders' meetings, and the proceedings of such meetings.

The Secretary shall serve as the custodian of the records and of the seal of the corporation and see that it is engraved, lithographed, printed, stamped, impressed on, or affixed to all certificates for shares before their issuance and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these Bylaws.The Secretary shall sign or attest any documents as required by law or the business of the Corporation, and affix the Corporate seal to instruments when necessary or proper.and shall keep at the principal office of the Corporation a share register or duplicate share register showing the names of the shareholders and their addresses; the number, date of issue, and class or series of shares represented by each outstanding share certificate; and the number and date of cancellation of each certificate surrendered for cancellation. In general, the Secretary shall perform all duties incident to the office of Secretary, and other duties that from time to time may be assigned to him or her by the Board of Directors.In case of the absence or disability of the Secretary or the Secretary's refusal or neglect to act, the Assistant Secretary, or if there be none, the Treasurer, acting as Assistant Secretary, may perform all of the functions of the Secretary. In the absence or inability, refusal or neglect to act of the Secretary, Assistant Secretary, and Treasurer, any person authorized by the President or Vice President or by the Board of Directors may perform the functions of the Secretary.  At the request of the Secretary, or in the Secretary's absence or disability, the Assistant Secretary will perform all the duties of the Secretary, and when so acting, the Assistant Secretary will have all the powers of, and be subject to all the restrictions on, the Secretary. The Assistant Secretary will perform such other duties as from time to time may be assigned to him or her by the Board of Directors or the Secretary.
14.            Assistant Secretary.  The assistant secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary.  They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the president may from time to time delegate.

15.            Securities of Other Corporations.  Any officer or officers of the Corporation authorized by the Board of Directors of the Corporation shall have power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation, and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities in the manner set forth in the Board of Directors' resolutions granting such authorization.

ARTICLE VII
CERTIFICATES AND SHAREHOLDERS

1.            Certificates.  Certificates in the form determined by the Board of Directors shall be delivered representing all shares to which shareholders are entitled.  Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.  Each certificate shall state on its face the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law.  It shall be signed by the president or a vice president and secretary or assistant secretary and such other officer or officers as the Board of Directors shall designate, and may be sealed with the seal of the Corporation or a facsimile thereof.  If a certificate is countersigned by a transfer agent or an assistant transfer agent or registered by a registrar (either of which is other than the Corporation or any employee of the Corporation), the signature of any officer may be facsimile.

2.            Issuance.  Shares may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time.  Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.  Treasury shares may be disposed of for such consideration as may be fixed from time to time by the Board of Directors.

3.            Payment for Shares.

a.            The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

b.            In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

c.            When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

d.            The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

4.            Lost, Stolen or Destroyed Certificates.  The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

a.            Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken.

b.            Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim.

c.            Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate.

d.            Satisfies any other reasonable requirements imposed by the Corporation.

When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

5.            Registration of Transfer.  Subject to restrictions on transfer, the Corporation shall register the transfer of a certificate for shares presented to it for transfer if:

a.            The certificate is properly endorsed by the registered owner or by his duly authorized attorney.

b.            The signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance is given that such endorsements are effective.

c.            The Corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim.

d.            Any applicable law relating to the collection of taxes has been complied with.

6.            Registered Owner.  Prior to due presentment for registration of transfer of a certificate for shares, the Corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a shareholder.

7.            Preemptive Rights.  No shareholder or other person shall have any preemptive right whatsoever.

ARTICLE VIII
NOTICE

1.            Method.  Whenever by statute, the Articles of Incorporation, these Bylaws, or otherwise, notice is required to be given to a director, committee member, or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given:  (a) in writing, by mail, postage prepaid, addressed to the director, committee member, or shareholder at the address appearing on the books of the Corporation; or (b) in any other method permitted by law.  Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails.

2.            Waiver.  Whenever, by statute or the Articles of Incorporation or these Bylaws, notice is required to be given to a shareholder, committee member, or director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice.  Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IX
DIVIDENDS AND RESERVES

1.            Declaration and Payment of Dividends.  Dividends on the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in its own shares, subject to the provisions of the Articles of Incorporation.

2. Contingent Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors may from time to time in their absolute discretion think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X
CONTRACTS, CHECKS AND DEPOSITS

1.            Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be in general or confined to specific instances.

2.            Checks, Drafts, etc.  All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors.

3.            Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE XI
MISCELLANEOUS

1.            Record Dates and Closing of Transfer Books.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

           2.                       Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

3.            Seal.  The corporate seal shall be in such form as may be determined by the Board of Directors.  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

4.            Books and Records.  The Corporation will keep correct and complete books and records of account and minutes of the proceedings of its shareholders and Board of Directors and keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.  Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

5.            Indemnification.  To the extent authorized by Chapter 8 of the Texas Business Organizations Code, the corporation will indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding, whether civil, criminal, administrative, arbitrative, or investigative, including all appeals, because that person is or was a Director, officer, employee, or agent of the corporation. Indemnification will be against all expenses, including, without limitation, attorney's fees, court costs, expert witness fees, judgments, decrees, fines, penalties, and reasonable expenses actually incurred by the person in connection with the proceeding, except that if the person is found liable to the corporation or is found liable on the basis that he or she improperly received personal benefit, indemnification will be limited to reasonable expenses actually incurred by the person in connection with the proceeding, and will not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his or her duty to the corporation. The indemnification provided in this Bylaw also extends to good-faith expenditures incurred in anticipation of, or preparation for, threatened or proposed litigation. The Board of Directors may, in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

The Corporation may purchase and maintain insurance or other arrangement on behalf of any person who is or was a Director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a person, whether or not the corporation would have the power to indemnify him or her against that liability under Chapter 8 of the Texas Business Organizations Code. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders. Without limiting the Corporation's power to procure or maintain any kind of insurance or other arrangement, the corporation may, for the benefit of persons it has indemnified: (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the corporation's assets; or (4) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the Board of Directors, regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or in part by the corporation. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement is conclusive, and the insurance or arrangement will not be voidable and will not subject the Directors approving the insurance or arrangement to liability, on any ground, regardless of whether Directors participating in the approval are beneficiaries of the insurance or arrangement.

6.            Interested Directors and Officers.  No contract or other transaction between the Corporation and any of its directors or officers (or any corporation or firm in which any of them are directly or indirectly interested) shall be invalid solely because of this relationship or because of the presence of such director or officer at the meeting authorizing such contract or transaction, or his participation in such meeting or authorization, if:

a.            The material facts of the relationship or interest of each such director or officer are known or disclosed:

1.            To the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted neither in determining whether a quorum is present not in calculating the majority necessary to carry the vote; or

2.            To the shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present.

b.            The contract or transaction is fair, just and beneficial to the Corporation as of the time it is authorized or ratified by the Board of Directors or the shareholders.

This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

7.            Resignation.  Any director, officer or agent may resign by giving written notice to the President or to the Secretary.  Such resignation shall take effect at the time specified therein or immediately if no time is specified therein.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

8.            Invalid Provisions.  If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

9.            Table of Contents; Headings.  The Table of Contents and headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in an interpretation.

10.            Amendment of Bylaws.  The power to alter, amend, or repeal these Bylaws or adopt new bylaws, subject to repeal or change by action of the shareholders, shall be vested in the Board of Directors.

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Secretary